POWER OF ATTORNEY

This Power of Attorney is being granted in connection with executing regulatory filings and related documents.

Marc Lasry hereby constitutes and appoints Eric Ross, Chief Compliance Officer, irrevocably as his true and lawful agent and attorney-in-fact (the “Attorney”), in his name, place and stead, to execute regulatory or related documents on his behalf.

The foregoing power of attorney is coupled with an interest, shall be irrevocable and shall survive the incapacity or bankruptcy of Marc Lasry.

This Power of Attorney shall not revoke any power of attorney that has been previously granted by Marc Lasry to any other person.

For clarity, this Power of Attorney shall not be deemed to be revoked by any power of attorney that may be granted by Marc Lasry to any other person after the date hereof, unless any such subsequent power of attorney specifically refers to this Power of Attorney by the date of execution of this Power of Attorney by Marc Lasry.

Marc Lasry shall be fully responsible for any act done by Eric Ross by virtue hereof as if it had been done by Marc Lasry, himself.

This Power of Attorney will be in full force and effect until (i) such Power of Attorney is terminated by Marc Lasry or (ii) Eric Ross is no longer an employee of Avenue Capital Management II, L.P. or its affiliates.

This Power of Attorney shall be governed by the State of New York

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. “Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly.

Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

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IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked. You must:

(1)           act according to any instructions from the principal, or, where there are no instructions, in the principal’s best interest;

(2)           avoid conflicts that would impair your ability to act in the principal’s best interest;

(3)           keep the principal’s property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)           keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)           disclose your identity as an agent whenever you act for the principal by writing or printing the principal’s name and signing your own name as “agent” in either of the following manner: (Principal’s Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal’s Name).

You may not use the principal’s assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal’s best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal’s guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York’s General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation.

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of July, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Eric Ross, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Todd S. Greenburg
Notary Public

IN WITNESS WHEREOF, Marc Lasry has executed this Power of Attorney as of ___________, 20__.

Signed: /s/ Marc Lasry

By: Marc Lasry, in his individual capacity

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the 26th day of July, in the year 2010, before me, the undersigned, a Notary Public in and for said state, personally appeared Marc Lasry, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

/s/ Todd S. Greenburg
Notary Public

IN WITNESS WHEREOF, Marc Lasry has executed this Power of Attorney as of ___________, 20__.

Avenue Capital Management II, L.P., as Grantor on behalf of itself and each of the entities on Schedule A that it manages		Witness to each of the Grantor(s) – Marc Lasry

By:	Avenue Capital Management II GenPar, LLC its General Partner

Signed:	/s/ Marc Lasry	Signed:	/s/ Scott Justin
By:	Marc Lasry	By:	Scott Justin
Title:	Managing Member	Title:	Compliance Associate

Avenue Europe International Management, L.P., as Grantor on behalf of itself and each of the entities on Schedule A that it manages

By:	Avenue Europe International Management GenPar, LLC its General Partner

Signed:	/s/ Marc Lasry
By:	Marc Lasry
Title:	Managing Member

Avenue Asia Capital Management, L.P., as Grantor on behalf of itself and each of the entities on Schedule A that it manages

By:	Avenue Asia Capital Management GenPar, LLC its General Partner

Signed:	/s/ Marc Lasry
By:	Marc Lasry
Title:	Managing Member

12th Avenue Management, L.P., as Grantor on behalf of itself and each of the entities on Schedule A that it manages

By:	12th Avenue Management GenPar, LLC its General Partner

Signed:	/s/ Marc Lasry
By:	Marc Lasry
Title:	Managing Member

Avenue Europe Management, LLP, as Grantor

Signed:	/s/ Marc Lasry
By:	Marc Lasry
Title:	Authorized Signatory

Avenue Asia Services, LLC, as Grantor

Signed:	/s/ Marc Lasry
By:	Marc Lasry
Title:	Authorized Signatory

Schedule A

Avenue Capital Management II, L.P.
Avenue Europe International Management, L.P.
Avenue Asia Capital Management, L.P.
12th Avenue Management, L.P.
Avenue Europe Management, LLP
Avenue Asia Services, LLC
Avenue NJ Entertainment, LLC
Avenue NJ Entertainment Holdings, LLC

Entities managed by Avenue Capital Management II, L.P.

Avenue Investments, L.P.
Avenue Partners, LLC
Avenue International, Ltd.
Avenue International Master, L.P.
Avenue International Master GenPar, Ltd.
Avenue Special Situations Fund II, L.P.
Avenue Special Situations Fund II (Parallel), L.P.
Avenue Capital Partners II, LLC
GL Partners II, LLC
Avenue Special Situations Fund III, L.P.
Avenue Special Situations Fund III (Parallel), L.P.
Avenue Capital Partners III, LLC
GL Partners III, LLC
Avenue Special Situations Fund IV, L.P.
Avenue Special Situations Fund IV (Parallel), L.P.
Avenue Capital Partners IV, LLC
GL Partners IV, LLC
Avenue Special Situations Fund V, L.P.
Avenue Capital Partners V, LLC
GL Partners V, LLC
Avenue Special Situations Fund VI (A), L.P.
Avenue Special Situations Fund VI (B), L.P.
Avenue Special Situations Fund VI (B-Feeder), L.P.
Avenue Special Situations Fund VI (C), L.P.
Avenue Special Situations Fund VI (C-Feeder), L.P.
Avenue Special Situations Fund VI (Master), L.P.
Avenue Capital Partners VI, LLC
GL Partners VI, LLC
Avenue-CDP Global Opportunities Fund, L.P.
Avenue Global Opportunities Fund GenPar, LLC
Avenue Real Estate Fund LP
Avenue Real Estate Fund Parallel LP
Avenue Real Estate GenPar LLC
Avenue CLO Fund, Ltd.
Avenue CLO II, Ltd.
Avenue CLO III, Ltd.
Avenue CLO IV, Ltd.
Avenue CLO V, Ltd.
Avenue CLO VI, Ltd.

Entities managed by Avenue Europe International Management, L.P.

Avenue Europe Investments, L.P.
Avenue Europe Investments GenPar, LLC
Avenue Europe International, Ltd.
Avenue Europe International Master, L.P.
Avenue Europe International Master GenPar, Ltd.
Avenue Europe Opportunities Fund, L.P.
Avenue Europe Opportunities Fund, Ltd.
Avenue Europe Opportunities Intermediate Fund, L.P.
Avenue Europe Opportunities Master Fund, L.P.
Avenue Europe Opportunities Fund GenPar, LLC
Avenue Europe Special Situations Fund, L.P.
Avenue Europe Special Situations Fund (Parallel), L.P.
Avenue Europe Special Situations Fund (Parallel II), L.P.
Avenue Europe Capital Partners, LLC
GL Europe Partners, LLC
Van Kampen Dynamic Credit Opportunities Fund
Avenue-SLP European Opportunities Fund, L.P.
Avenue-SLP European Opportunities Fund GenPar, LLC

Entities managed by Avenue Asia Capital Management, L.P.

Avenue Asia Investments, L.P.
Avenue Asia Investments GenPar, LLC
GLS Asia Investments, Inc.
Avenue Asia International, Ltd.
Avenue Asia International Master, L.P.
Avenue Asia International Master GenPar, Ltd.
Avenue Asia Special Situations Fund II, L.P.
Avenue Asia Capital Partners, L.P.
Avenue Asia Capital Partners II, LLC
GLS Asia Partners II, LLC
Avenue Asia Special Situations Fund III, L.P.
Avenue Asia Special Situations Fund III (Parallel), L.P.
Avenue Asia Capital Partners III, LLC
GL Asia Partners III, LLC
Avenue Asia Special Situations Fund IV, L.P.
Avenue Asia Capital Partners IV, LLC
GL Asia Partners IV, LLC

Entities managed by 12th Avenue Management, L.P.

Avenue Strategic Partners, L.P.
Avenue Strategic Partners GenPar, LLC
GL Strategic Partners, LLC
Avenue Strategic Partners, Ltd.